UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 9, 2018

Reading International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Sepulveda Boulevard, Suite 300 Culver City, California		90230
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02  Results of Operations and Financial Condition.

On August 9, 2018, Reading International, Inc. issued a press release announcing information regarding its results of operations and financial condition for the quarter ended June 30, 2018, a copy of which is attached as Exhibit 99.1.

Item 8.01  Other Events

The Board of Directors of Reading International, Inc. (the “Company”) is deeply saddened to announce the death of Mr. William D. Gould on August 6, 2018.  Mr. Gould was a member of the Board of Directors since 2004 and, at the time of his death, served as the Lead Independent Director on the Board of Directors.

The Board acknowledges Mr. Gould’s deep commitment, long service and extensive contributions to the Company. Mr. Gould will be greatly missed by all of his colleagues and friends at the Company.

The Board of Directors, at its meeting on August 7, 2018, reduced the size of the Board of Directors from nine to eight members.

The Company also announced that its 2018 Annual Meeting of Stockholders will be on November 7, 2018, and the record date for stockholders to vote at such meeting will be on September 17, 2018.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release issued by Reading International, Inc. pertaining to its results of operations and financial condition for the quarter ended June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.3
READING INTERNATIONAL, INC.

Date: August 10, 2018	By:	/s/ Devasis Ghose
	Name:	Devasis Ghose
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release, dated August 9, 2018